UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 13, 2017 (July 10, 2017)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Consistent with its prior announcements relating to sales of certain assets in order to address Federal Energy Regulatory Commission (the “FERC”) requirements, on July 10, 2017, Dynegy’s indirect wholly-owned subsidiaries, Dynegy Resources Generating Holdco, LLC, a Delaware limited liability company (the “Dighton Seller”) and ANP Funding I, LLC, a Delaware limited liability company (the “Milford Seller”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Marco DM Holdings, L.L.C., a Delaware limited liability company (“Purchaser”), pursuant to which Purchaser will acquire from (i) the Dighton Seller, all of the outstanding equity interests in Dighton Power, LLC, a Delaware limited liability company that owns and operates a combined cycle gas turbine facility located in Dighton, Massachusetts and (ii) the Milford Seller, all of the outstanding equity interests in Milford Power, LLC, a Massachusetts limited liability company that owns and operates a combined cycle gas turbine facility located in Milford, Massachusetts, in consideration for an aggregate total purchase price of $119,000,000, subject to a customary working capital adjustments.

The Purchase Agreement includes customary representations, warranties and covenants by the parties and customary closing conditions, including approval by the FERC under Section 203 of the Federal Power Act, as amended and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Act.

Each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions and limitations.

The Purchase Agreement contains certain termination rights for both parties, including if the closing does not occur within 180 days following the date of the Purchase Agreement (for up to 60 days if necessary to obtain applicable governmental approvals).

The Purchaser has agreed to pay Dynegy a termination fee (the “Termination Fee”) in the event of a termination of the Purchase Agreement as a result of Purchaser’s breach of its obligations under the Purchase Agreement. In connection with the execution of the Purchase Agreement, an affiliate of Purchaser delivered a guaranty in favor of the Milford Seller and the Dighton Seller, which, subject to the terms and conditions set forth therein, guarantees the Purchaser’s obligation to pay the Termination Fee if and when it becomes due under the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated July 10, 2017, by and among Dynegy Resources Generating Holdco, LLC, ANP Funding I, LLC and Marco DM Holdings, L.L.C.*

* Pursuant to Item 601(b)(2) of Regulation S-K exhibits and schedules (and similar attachments) have been omitted. Dynegy agrees to furnish, supplementally, a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: July 13, 2017	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated July 10, 2017, by and among Dynegy Resources Generating Holdco, LLC, ANP Funding I, LLC and Marco DM Holdings, L.L.C.*

* Pursuant to Item 601(b)(2) of Regulation S-K exhibits and schedules (and similar attachments) have been omitted. Dynegy agrees to furnish, supplementally, a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request by the Commission.